Exhibit 8(B)

BYLAWS

OF

TEACHERS INSURANCE AND ANNUITY

ASSOCIATION OF AMERICA

As Amended March 4, 2015

ARTICLE ONE

Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders for the election of trustees and for the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday in July of each year, if not a legal holiday, or, if a legal holiday, then on the next preceding business day, at the office of the Association in the City of New York, and at an hour specified by notice mailed not less than ten nor more than sixty days in advance or such other date within the months of June and July, time and place as the notice of meeting shall specify, provided that the Superintendent of Financial Services shall be notified of the date as soon as it is determined. If the chairman, chief executive officer or the nominating and governance committee shall so determine, the annual meeting may be held at a different date, time and place, as shall be specified in the notice of meeting. The notice shall be in writing and shall be signed by the chairman, or the president, or a vice president, or the secretary. Special meetings of the stockholders may be held at the said office of the Association whenever called by the chairman, the president or the chief executive officer, or by order of the board of trustees, or by the holders of at least one third of the outstanding shares of stock of the Association, or may be held subject to the provisions of the emergency bylaws of the Association.

Section 2. Notice. It shall be the duty of the secretary not less than ten nor more than sixty days prior to the date of each meeting of the stockholders to cause a notice of the meeting to be mailed by first class mail or by electronic transmission. If transmitted electronically, such notice is given when directed to the stockholder’s electronic mail address as supplied by the stockholder to the secretary of the Association or as otherwise directed pursuant to the stockholder’s authorization or instructions.

Section 3. Voting. At all meetings of stockholders each stockholder shall be entitled to one vote upon each share of stock owned by him/her of record on the books of the Association ten days before the meeting. Stockholders may vote in person or by proxy appointed in writing.

Section 4. Quorum. The presence in person or by proxy of the holders of a majority of the shares in the Association shall be necessary to constitute a quorum at any meeting of stockholders.

Section 5. Telephonic Participation. At all meetings of stockholders, stockholders may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE TWO

Trustees

Section 1. General Management. The general management of the property, business and affairs of the Association shall be vested in the board of trustees provided by the charter. The board of trustees shall have full power and authority to take any action relating to the management of the Association, except for actions required to be taken by committees consisting entirely of trustees satisfying the independence requirements of Section 1202(b)(2) of the New York Insurance Law.

The board of trustees shall consist of no less than seven trustees or the minimum number of trustees required by law, whichever is less, and no more than twenty-four trustees. The number of trustees shall be fixed by a vote of the board of trustees. An increase or decrease in the number of trustees on the board of trustees shall require the affirmative vote of the majority of the entire board. No decrease in the number of trustees shall shorten the term of an incumbent trustee. All trustees shall be elected to a term of one year.

The term of office of each trustee so elected at the annual meeting of stockholders shall commence at the beginning of the annual meeting of the board of trustees next succeeding such election. The term of office of any trustee elected other than at the annual meeting of stockholders will take effect immediately upon election or as otherwise designated by the board. The term of office of each trustee shall continue until the beginning of the next annual meeting of the board of trustees and a successor shall take office. A trustee need not be a stockholder. At least one third of such trustees must satisfy the independence requirements of Section 1202(b)(1) of the New York Insurance Law or any successor provision. At least one such person must be included in the quorum for the transaction of business at any meeting of the trustees.

Section 2. Quorum; Action. One third of the trustees shall constitute a quorum at all meetings of the board. If less than a quorum shall be present at any meeting, a majority of those present may adjourn the meeting from time to time until a quorum shall attend. The vote of a majority of the trustees present at the time of the vote, if a quorum is present at such time, shall be the act of the board.

Section 3. New Directorships; Vacancies. In case of an increase in the number of trustees comprising the board of trustees, the newly created trusteeship may be filled by an affirmative vote of a majority of the trustees present at the time of the vote at any meeting of the board at which a quorum shall be present. In case of a vacancy among the trustees through death, resignation or any other reason except a removal without cause, a successor to hold office for the unexpired portion of the term may be elected by a majority of the trustees present at the time of the vote at any meeting of the board at which a quorum shall be present. Such successors shall not take office nor exercise the duties thereof until ten days after written notice of their election shall have been filed in the office of the Superintendent of the Department of Financial Services of the State of New York.

Section 4. Removal of Trustees. Any trustee may be removed for cause by vote of the stockholders or by the action of the board of trustees. Any trustee may be removed without cause by vote of the stockholders.

Section 5. Annual Meeting. There shall be a meeting of the board of trustees on the third Thursday in July each year, if not a legal holiday, or, if a legal holiday, then on the next preceding business day, at a time and place specified in a notice mailed by first class mail, or delivered by a private courier, by facsimile or by other electronic transmission, at least ten days and not more than twenty days in advance. This shall be known as the annual meeting of the board of trustees. At this meeting the board shall elect officers, appoint committees and transact such other business as shall properly come before the meeting. If the chairman, chief executive officer or the nominating and governance committee shall so determine, the annual meeting may be held at a different date, time and place, as shall be specified in the notice of meeting. If transmitted by facsimile or electronically, such notice is given when directed to the trustee’s facsimile number or electronic mail address as supplied by the trustee to the secretary of the Association or as otherwise directed pursuant to the trustee’s authorization or instructions.

Section 6. Other Meetings. Stated meetings of the board of trustees shall be held on such dates as the board by standing resolution may fix. No notice of such stated meetings need be given.

Special meetings of the board may be called by order of the chairman or if the chairman is not available, then the chair of the Nominating and Governance Committee, by notice mailed by first class mail or delivered by a private courier or sent by facsimile or by other electronic transmission at least three days prior to the date of such meeting, and any business may be transacted at the meeting.

Notice of an annual or special meeting need not be given to any trustee who submits a signed waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him or her.

Section 7. Telephonic Participation. At all meetings of the board of trustees or any committee thereof, trustees may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 8. Action Without a Meeting. Occasionally, but not in lieu of a regularly scheduled meeting of the board of trustees or a committee thereof, any action required or permitted to be taken by the board, or any committee thereof, may be taken without a meeting if all members of the board or the committee consent in writing, or by electronic transmission, to the adoption of a resolution authorizing the action. The resolution and the writings or electronic transmissions consenting thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

Section 9. Trustees’ Compensation and Expenses. A trustee may be paid an annual stipend and fees and such other compensation or emolument in any amount authorized by the board in accordance with Section 1 of Article Five hereof, including, but not limited to, a deferred compensation benefit, for meetings of the board that he or she attends and for services that he or she renders on or for committees or subcommittees of the board; and each trustee shall be reimbursed for transportation and other expenses incurred by him or her in serving the Association.

Section 10. Chairman. The chairman shall preside at all meetings of the board. The chairman shall have such other duties and authority as may be prescribed by the board of trustees from time to time. He or she shall serve as ex officio chairman of the executive committee.

ARTICLE THREE

Officers

Section 1. Election. The board of trustees shall annually elect the executive and principal officers of the corporation. Each such executive and principal officer shall hold office until the next annual election or, if earlier, until retirement, death, resignation or removal or until such officer’s successor is elected and qualified. The board may elect other officers and agents of the Association and assign titles to them or may delegate such authority to elect such officers by resolution to the executive committee or other trustee committee designated by the board of trustees or to one or more executive or principal officers of the Association. Such officers and agents shall hold office until retirement, death, resignation or removal or until such officer’s successor is elected and qualified. The board may determine the duties of officers. The board may elect persons to act temporarily in place of any officers of the Association who may be absent, incapacitated, or for any other reason unable to act or may delegate such authority to the chief executive officer.

Section 2. Removal of Officers. Any executive or principal officer may be removed by the affirmative votes of a majority of all the trustees holding office. Any other officer may be removed by the affirmative votes of a majority of all of the trustees holding office, or by a majority of all of the members of the executive committee or other trustee committee designated by the board of trustees or by the chief executive officer.

Section 3. Qualifications. The chief executive officer shall be a member of the board of trustees, but none of the other officers need be a trustee. One person may hold more than one office, except that no person shall be both president and secretary.

Section 4. Chief Executive Officer. The board of trustees shall designate the chief executive officer. Subject to the control of the board of trustees and the provisions of these bylaws, the chief executive officer shall be charged with the management of the affairs of the Association, and shall perform all duties incident to the position of chief executive officer. The chief executive officer shall report from time to time to the board of trustees on the affairs of the Association. The chief executive officer shall preside over the meetings of the stockholders.

Section 5. President. If the president is not the chief executive officer, he or she shall assist the chief executive officer in his or her duties and shall perform such functions as are delegated by the chief executive officer.

Section 6. Absence or Disability of Chief Executive Officer. In the absence or disability of the chief executive officer, the president, if he or she is not the chief executive officer, or the chairman, if he or she is not the chief executive officer, or if neither is available, a vice president so designated by the executive committee or so designated by the chief executive officer shall perform the duties of the chief executive officer, unless the board of trustees otherwise provides and subject to the provisions of the emergency bylaws of the Association.

Section 7. Secretary. The secretary shall give all required notices of meetings of the board of trustees, and shall attend and act as secretary at all meetings of the board and of the executive committee and keep the records thereof. The secretary shall keep the seal of the corporation, and shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of trustees, the executive committee, or the chief executive officer.

Section 8. Other Officers. To the extent not determined by the board of trustees, the chief executive officer shall determine the duties of all officers other than the chairman, chief executive officer and secretary and may assign titles to and determine the duties of employees and agents.

ARTICLE FOUR

Committees

Section 1. Appointment. At each annual meeting of the board of trustees, the board shall establish such committees as are required by the New York Insurance Law including, without limitation, a Nominating and Governance Committee, an Audit Committee and a Human Resources Committee. The board of trustees may establish such other trustee committees and subcommittees as may from time to time be found necessary or convenient for the proper conduct of the business of the Association, and designate their duties. Each member of any committee established by the board of trustees shall hold such position until the beginning of the next annual meeting of the board and until a successor shall be appointed or until the member shall cease to be a trustee. The board of trustees shall determine the number of trustees to serve on each trustee committee.

Not less than one third of the members of each trustee committee shall satisfy the independence requirements of Section 1202(b)(1) of the New York Insurance Law or any successor provision, except that any committee or committees performing the functions set forth in Section 1202(b)(2) of the New York Insurance Law will be comprised solely of such persons. Further, at least one such person must be included in the quorum for the transaction of business at any meeting of any of the committees. The affirmative vote of a majority of the trustees who are members of a committee and present at the time of the vote, if a quorum is present at such time, shall be the act of such committee. The board may appoint trustees to fill vacancies in or change the membership of, or, to the extent permitted under applicable laws, dissolve, any such trustee committee.

Section 2. Committee Membership; Meetings. Each committee shall consist of at least three trustees including the chair. A majority of the committee’s members shall constitute a quorum. Each committee may hold meetings as it may from time to time determine, and hold special meetings whenever called by the chair or chief executive officer. Each committee shall have such responsibilities as are specified in resolutions or a charter for the committee adopted by the board of trustees.

Section 3. Reports. Within a reasonable time after their meetings, all such committees and subcommittees shall report their actions to the board of trustees.

ARTICLE FIVE

Salaries, Compensation and Pensions

to Trustees, Officers and Employees

Section 1. Salaries and Pensions. The Association shall not pay any salary, compensation or emolument in any amount to any officer, deemed by a committee or committees of the board to be a principal officer pursuant to Section 1202(b)(2) of the New York Insurance Law, or to any salaried employee of the Association if the level of compensation to be paid to such employee is equal to, or greater than, the compensation received by any of its principal officers, or to any trustee thereof, unless such payment be first authorized by a vote of the board of trustees of the Association.

The Association shall not make any agreement with any of its officers or salaried employees whereby it agrees that for any services rendered or to be rendered he or she shall receive any salary, compensation or emolument that will extend beyond a period of sixty months from the date of such agreement, except as specifically permitted by New York Insurance Law. No principal officer or employee of the class described in the first sentence of this section, who is paid a salary for his or her services, shall receive any other compensation, bonus or emolument from the Association, directly or indirectly, except in accordance with a plan recommended by a committee of the board pursuant to Section 1202(b)(2) of the New York Insurance Law and approved by the board of trustees. The Association shall not grant any pension to any officer or trustee, or to any member of his or her family after his or her death, except that the Association may pursuant to the terms of a retirement plan and other appropriate staff benefit plans adopted by the board provide for any person who is or has been a salaried officer or employee, a pension payable at the time of retirement by reason of age or disability and also life insurance, health insurance and disability benefits.

Section 2. Prohibitions. No trustee or officer of the Association shall receive, in addition to fixed salary or compensation, any money or valuable thing, either directly or indirectly, or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the Association or any affiliate or subsidiary thereof, nor be pecuniarily interested either as principal, coprincipal, agent or beneficiary, either directly or indirectly, or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan; provided that nothing herein contained shall prevent the Association from making a loan upon a policy held therein by the borrower not in excess of the net reserve value thereof.

ARTICLE SIX

Indemnification of Trustees, Officers and Employees

The Association shall indemnify, in the manner and to the full extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the Association, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a trustee, officer or employee of the Association or, while a trustee, officer or employee of the Association, served any other corporation or organization of any type or kind, domestic or foreign, in any capacity at the written request of the Association or in any capacity in limited instances in which participation is not at the written request of the Association, but a designated officer or committee of the board, pursuant to written policy of the Association, decided that the Association will indemnify the person for his/her service. To the full extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees. The payment of any amounts to any person pursuant to this Article Six shall subrogate the Association to any right such person may have against any other corporation or organization.

Any liabilities or expenses may be paid in advance of the final disposition of the claim, suit or proceeding, upon receipt of an undertaking by or on behalf of the person to whom the advance is made to repay the advance in the case it shall be ultimately determined that such person is not entitled to indemnification by a court of competent jurisdiction.

The indemnification provided by this Article shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement or otherwise.

Any indemnification provided by this Article shall continue as to a person who has ceased to be a member, trustee, officer or employee of the Association.

The foregoing indemnification provisions shall be deemed to be a contract between the Association and each person who serves in such capacity at any time while these provisions are in effect, and any repeal or modification of the New York Business Corporation Law or the New York Insurance Law shall not offset any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts, except as provided by law. Such contract right may not be modified retroactively without the consent of such person, except as provided by law.

ARTICLE SEVEN

Execution of Instruments

All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, loan documents, letters of credit, master agreements, swap agreements, guarantees, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, powers of attorney, and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Association by the chairman of the board, the chief executive officer, the president, any executive management officer, any managing director, any director, any vice president, any assistant vice president, corporate secretary or any assistant corporate secretary, or such other officers, employees or agents as the board of trustees or any of such designated officers may direct, subject to such limitations and conditions as are established by the chief executive officer or under authority delegated by the chief executive officer to other officers of the Association.

ARTICLE EIGHT

Disbursements

No disbursements of $100 or more shall be made unless the same be evidenced by a voucher signed by or on behalf of the person, firm or corporation receiving the money and correctly describing the consideration for the payment, and if the same be for services and disbursements, setting forth the services rendered and an itemized statement of the disbursements made, and if it be in connection with any matter pending before any legislative or public body, or before any department or officer of any government, correctly describing in addition the nature of the matter and the interest of such corporation therein, or if such voucher cannot be obtained, by an affidavit stating the reasons therefore and setting forth the particulars above mentioned.

ARTICLE NINE

Corporate Seal

The seal of the Association shall be circular in form and shall contain the words “Teachers Insurance and Annuity Association of America, New York, Corporate Seal, 1918,” which seal shall be kept in the custody of the secretary of the Association and be affixed to all instruments requiring such corporate seal.

ARTICLE TEN

Amendments

Article One of these bylaws can be amended or repealed only by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Association, such vote being cast at a meeting held upon notice stating that such meeting is to vote upon a proposed amendment or repeal of such bylaw.

Any other bylaw may be amended or repealed at any meeting of the board of trustees provided notice of the proposed amendment or repeal shall have been mailed to each trustee at least one week and not more than two weeks prior to the date of such meeting.